Exhibit 10(xi)
                              CONSULTING AGREEMENT

         This CONSULTING AGREEMENT, dated this 10th day of April, 2000, by and between Curtiss-Wright Corporation, a Delaware corporation (the "Company") and David Lasky ("Lasky").

                                   WITNESSETH:
         WHEREAS, Lasky has been serving as the Chief Executive Officer and as a member of the Board of Directors of the Company (the "Board");

         WHEREAS, Lasky desires to retire from his position as the Chief Executive Officer of the Company, and otherwise as an employee and officer of the Company and all of its affiliates effective as of April 10, 2000, (the "Retirement Date");

         WHEREAS, in contemplation of compensation and benefit arrangements for Lasky such as are provided herein the parties determined that no award would be made in November 1999 to Lasky under the Long-Term Incentive Plan of the Company;

         WHEREAS,   the  parties  hereto  desire  that,   commencing  after  the
Retirement Date, Lasky will serve as a consultant to the Company as set forth herein; and

         WHEREAS, the parties desire to set forth the exact nature and the amount of compensation and benefits to be provided to Lasky in respect of his prior service as an employee and his consulting services to the Company.

         NOW THEREFORE, the parties hereto agree as follows:

I.       Retirement
         1.1      Retirement from Position as Chief Executive Officer.
         Lasky hereby confirms his retirement from his position as Chief Executive Officer of the Company and hereby resigns, effective as of the Retirement Date, from all of his other positions as an officer of the Company and as a director and officer of each of its affiliates and, effective as of the Retirement Date, Lasky shall cease to be an employee of the Company and each of its affiliates for all purposes. Following the Retirement Date, Lasky shall continue to serve as a member of the Board, subject to subsequent election of the shareholders of the Company, and shall also serve the Company as a consultant as provided for herein. Lasky's status as a director of the Company will not be affected by any provisions of this Section 1.1.

         1.2.     Compensation and Related Matters.

                  (a) Lump Sum Payment. The Company shall pay Lasky within thirty (30) days after the Retirement Date, a lump sum amount equal to $600,000, less deductions required by law, it being understood and agreed that the payment of such sum shall be considered cash compensation earned while Lasky was an employee of the Company, provided that such payment shall not be made until the eighth day following the execution of this Agreement by Lasky.

                  (b) Medical, Dental and Prescription Benefits; Certain Insurance Benefits. During the period commencing on the Retirement Date and ending on October 9, 2004, the Company shall continue on behalf of Lasky and his spouse the medical, dental, and prescription drug benefits provided to Lasky and his spouse immediately prior to the Retirement Date. The foregoing shall be in full satisfaction of the Company's obligation to Lasky to provide continuation of coverage under Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code") and Sections 601-608 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). In addition, beginning with the expiration of such period, the Company will reimburse Lasky, promptly after receipt of evidence of payment thereof, for all contributions or premiums paid for coverage under Medicare Supplemental Insurance ("Medigap") policies providing, to the extent available, the benefits referred to in the first sentence of this Section 1.2(b) for Lasky and his spouse, for the remainder of their lives. During the "Consulting Period," as defined in Section 2.1 of this Agreement, Lasky shall also be entitled to that business travel accident and worker's compensation insurance which the Company offers consultants to the Company in the ordinary course of business, paid at Company expense.

                  (c) Automobile. The Company shall offer to sell to Lasky the automobile currently provided to him by the Company, at wholesale value, in accordance with the terms of the Company's current automobile policy.

                  (d) Financial Counseling. During the period extending from the date of this Agreement to December 31, 2002, the Company will continue to provide Lasky with financial counseling services of The Ayco Company, LP ("Ayco") substantially equivalent to those heretofore provided to him by Ayco, such services to be provided at the expense of the Company.

                  (e) Withholding. The Company shall have the right to deduct from any amounts payable under this Section 1.2, any taxes or other amounts required by law to be withheld.

II.      Consulting Period
         2.1.     Consulting Services.

                  During the period commencing on the Retirement Date and ending on the third anniversary of the Retirement Date, April 9, 2003, (the "Consulting Period"), Lasky agrees to serve the Company as a consultant and render such advisory and consulting services to the Company and its affiliates in connection with the business of the Company and its affiliates as may reasonably be requested by the Board or the Chief Executive Officer of the Company, having due regard to Lasky's health, residence and personal circumstances at the time, in connection with any matter with respect to which he has experience or special competence by reason of his prior employment with the Company (the "Consulting Services"). The Consulting Services shall be rendered at such locations as shall be mutually convenient to the Company and Lasky. The Company agrees that the Consulting Services shall be appropriate for a former Chief Executive Officer of the Company.

         2.2.     Consulting Fees.
                  In consideration for the Consulting Services to be provided the Company and for the acceptance of the terms contained in this Agreement, provided Lasky is then available to perform Consulting Services for the Company, and provided further, that Lasky is not in breach of, or has not committed a material breach (which has not been cured), of any of the covenants contained in
Section 3.1 hereof,
                  (a) during the  twelve  (12) month  period  commencing  on the first anniversary of the Retirement Date, April 10, 2001, the Company shall pay Lasky, in equal monthly installments, a consulting fee at the annual rate of $300,000; and
                  (b) during the  twelve  (12) month  period  commencing  on the second anniversary of the Retirement Date, April 10, 2002, the Company shall pay Lasky, in equal monthly installments, a consulting fee at the annual rate of $200,000 (together with the payments to be made under clause (a) of this Section 2.2, the "Consulting Fees").

                  During the Consulting Period, Lasky shall not be entitled to compensation in addition to the Consulting Fees for serving as a member of the Board. At any time while Lasky is serving on the Board following the Consulting Period, Lasky shall be entitled to receive the same director fees and/or other compensation that is paid by the Company to its outside directors generally for their services on the Board, to the extent that Lasky, as a former employee of the Company, is eligible therefor.
         2.3.     Reimbursement of Expenses.

                  During the Consulting Period, the Company shall promptly pay Lasky the reasonable expenses incurred by him in the performance of the Consulting Services, and his duties as a director of the Company, including, without limitation, those incurred in connection with business related travel or entertainment, or, if such expenses are paid directly by Lasky, shall promptly reimburse him for such payment, provided that Lasky properly accounts therefor in accordance with the Company's current expense reimbursement policy.
         2.4.     Non-Employee Status.

                  Lasky acknowledges that during the Consulting Period and thereafter he will not be an "employee" (or person of similar status) of the Company or any of its affiliates for purposes of the Code. Lasky acknowledges that he will not be paid any "wages" (as defined in the Code) in respect of the Consulting Services under Section 2.2 of the Agreement, and that he shall be solely responsible for all taxes imposed on him by reason of the payment of the Consulting Fees and/or any other compensation, benefits or other amounts payable in respect of the Consulting Services.



III.     General Provisions
         3.1.     Covenants.

                  (a) Unauthorized Disclosure. Lasky agrees and understands that in his position with the Company, Lasky has been and will be exposed to and has and will receive information relating to the confidential affairs the Company and its affiliates, including but not limited to technical information, intellectual property, business and marketing plans, strategies, customer information, other information concerning the products, promotions, development, financing, expansion plans, business policies and practices of the Company, its affiliates, and other forms of information considered by the Company to be confidential and in the nature of trade secrets ("Confidential Information"). Lasky agrees that during the Consulting Period and thereafter, Lasky will not disclose such Confidential Information, either directly or indirectly, to any third person or entity without the prior written consent of the Company; provided, however, that (i) Lasky shall have no such obligation to the extent such information is or becomes publicly known other than as a result of Lasky's breach of his obligations hereunder and (ii) Lasky may, after giving prior notice to the Company to the extent practicable under the circumstances, disclose such information to the extent required by applicable law or governmental regulation or judicial or regulatory process. This confidentiality covenant has no temporal, geographical or territorial restriction. Upon the later of termination of the Consulting Period, or the conclusion of his service as a director of the Company, Lasky will, to the extent requested by the Company in writing, promptly supply to the Company all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data or any other tangible product or document which has been produced by, received by or otherwise submitted to Lasky during or prior to the Consulting Period or his service as a director of the Company.


                  (b) Non-competition. By and in consideration of the Company's entering into this Agreement and the payments to be made and benefits to be provided by the Company hereunder and in consideration for the amounts received and to be received by Lasky hereunder, and further in consideration of Lasky's exposure to Confidential Information, Lasky agrees that he will not, during the Consulting Period, or so long as he is receiving benefits under this Agreement, whichever is greater (the "Non-competition Term"), directly or indirectly, own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of, or be connected in any manner with, including but not limited to holding any position as a shareholder, director, officer, consultant, independent contractor, employee, partner, or investor in, any Restricted Enterprise (as defined below); provided that in no event shall ownership of less than 1% of the outstanding equity securities of any issuer whose securities are registered under the Securities and Exchange Act of 1934, as amended, standing alone, be prohibited by this Section 3.1(b). For purposes of this paragraph, the term "Restricted Enterprise" shall mean any person, corporation, partnership or other entity that competes, directly or indirectly, with any business or activity conducted or proposed to be conducted by the Company or any of its subsidiaries as of the Retirement Date.

                  (c) Non-solicitation. During the Non-competition Term, Lasky shall not, and shall not cause any other person to, interfere with or harm, or attempt to interfere with or harm, the relationship of the Company or any of its affiliates with, or endeavor to entice away from the Company or any of its affiliates, or hire, any person who at any time during the Lasky's employment with the Company or the Consulting Period was an employee or customer of the Company or any of its affiliates or otherwise had a material business relationship with the Company or any of its affiliates.

                  (d) Remedies. Lasky agrees that any breach of the terms of this Section 3.1 would result in irreparable injury and damage to the Company and/or its affiliates for which the Company and/or its affiliates would have no adequate remedy at law; Lasky therefore also agrees that in the event of said breach or any threat of breach, the Company and/or its affiliates, as applicable, shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened intentional breach and/or continued breach by Lasky and/or any and all persons or entities acting for or with Lasky, without having to prove damages, in addition to any other remedies to which the Company and its affiliates may be entitled at law or in equity. The terms of this paragraph shall not prevent the Company and its affiliates from pursuing any other available remedies for any breach and/or threatened intentional breach hereof, including but not limited to the recovery of damages from Lasky. The parties hereto further agree that the provisions of the covenants contained in this Section 3.1 are reasonable and necessary to protect the businesses of the Company and its affiliates because of Lasky's access to Confidential Information and his material participation in the operation of such businesses. Lasky hereby acknowledges that due to the global aspects of the Company's and its affiliates' businesses and competitors it would not be appropriate to include any geographic limitation on this Section 3.1. Should a court or arbitrator determine, however, that any provision of the covenants contained in this Section 3.1 are not reasonable or valid, either in period of time, geographical area, or otherwise, the parties hereto agree that such covenants should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable or valid.

                  The existence of any claim or cause of action by Lasky against the Company or its affiliates under this Agreement shall not constitute a defense to the enforcement by the Company of the covenants contained in Section 3.1(a).

                  Anything contained in Section 3.1(d) to the contrary notwithstanding, the Company shall be required to give Lasky prior written notice of any claimed failure by him to comply with any provision of Section 3.1(b) or (c). If Lasky shall, within fifteen (15) days after such notice, be in all material respects in compliance with the provisions of Section 3.1(b) or (c) that is involved, the Company shall not, by virtue of the provisions of this Agreement, be entitled to an immediate injunction and restraining order to prevent such breach, provided, however, that nothing contained herein shall relieve Lasky from any liability for actual damages occurring as a result of any breach by him of the provisions of this Agreement.

         3.2.     Independence, Severability and Non-Exclusivity.

                  Each of the rights enumerated in this Agreement hereof shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company or Lasky at law or in equity. If any provision of this Agreement is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of the Agreement or rights or remedies which shall be given full effect without regard to the invalid portions.

         3.3      Non-Exclusivity of Rights

                  Nothing in this Agreement shall limit or reduce such rights as Lasky may have under any of the following Plans of the Company and any amounts or benefits which Lasky is or shall become entitled to receive under any of those Plans shall be paid or provided in accordance with the provisions of the
Plans: Long-Term Incentive Plan; Retirement Plan; Retirement Benefits Restoration Plan; Deferred Compensation Plan and Savings and Investment Plan. Except as specifically provided in the next to last sentence of Section 2.2 of this Agreement, nothing contained herein shall be interpreted or construed in any way to limit the rights and duties the Company and Lasky owe each other by virtue of Lasky's status as a director of the Company.

         3.4.     Successors.

                  This Agreement shall be binding upon and shall inure to the benefit of the Company and any and all of its successors and assigns, which, for purposes of this Agreement, shall include a corporation or other entity acquiring all or substantially all of the assets and business of the Company, as the case may be, whether by operation of law or otherwise. The Company shall require its successors and assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by Lasky, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Lasky's legal personal representative.



         3.5.     Notices.

                  All notices, consents or other communications required or permitted to be given by any party hereunder shall be in writing and shall be given by personal delivery, or certified or registered mail, postage prepaid, as follows:

                  To the Company:

                             Attn: __________________________
                             Curtiss-Wright Corporation, Suite 501
                             1200 Wall Street West
                             Lyndhurst, New Jersey 07071

                  To Lasky:

                             ==================

or at such other address as either party may from time to time specify to the other. Any notice, consent or other communication required or permitted to be given hereunder shall be deemed to have been given on the date of mailing or personal delivery and shall be conclusively presumed to have been received on the fourth business day following the date of mailing or, in the case of personal delivery, the day of delivery thereof, except that a change of address shall not be effective until actually received.

3.6.     Modifications and Waivers.

                  No term, provision or condition of this Agreement may be modified or discharged unless such modification or discharge is authorized by the Board and is agreed to in writing and signed by Lasky. No waiver by either party hereto of any breach by the other party hereto of any term, provision or condition of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         3.7.      Entire Agreement.

                  This Agreement constitutes the entire understanding between the parties hereto relating to the subject matter hereof, superseding all negotiations, prior discussions, preliminary agreements and agreements relating to the subject matter hereof made prior to the date hereof.

         3.8.     Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to conflicts of laws principles thereof. Notwithstanding the foregoing, and except with respect to any proceeding for an injunction and restraining order under
Section 3.1(d), if a dispute hereunder shall exist either party shall have the right (but not the obligation), in addition to all other rights and remedies provided by law, to compel arbitration of the dispute in the County of Bergen, State of New Jersey, under the rules of the American Arbitration Association, by giving written notice of arbitration to the other party within thirty (30) days after notice of such dispute has been received by the party to whom notice has been given; any decision and award under the arbitration shall be final and binding on the parties hereto, and judgment on the decision and award may be entered in any court of competent jurisdiction, and

         3.9.     Headings.

                  The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year set forth above.


                                             /s/ David Lasky
                                             ----------------
                                             David Lasky


                                             CURTISS-WRIGHT CORPORATION.


                                             By: /s/ Brian D. O'Neill
                                             -------------------------
                                             Name:  Brian D. O'Neill
                                             Title: General Counsel & Secretary



                                             Approved: /s/ John R. Myers
                                             ----------------------------
                                             Name:  John R. Myers
                                             Title: Chairman,Executive
                                                    Compensation Committee